UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2009

NATIONAL PENN BANCSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-22537-01	23-2215075
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Philadelphia and Reading Avenues,

Boyertown, PA 19512

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 822-3321

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.  below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01.              Other Events.

On September 10, 2009, National Penn Bancshares, Inc. (the “Company”) issued a press release announcing the pricing of the Company’s underwritten public offering of 26,700,000 shares of its common stock at a price of $5.25 per share.  Gross proceeds will be approximately $140.2 million, exclusive of the exercise of the underwriters of their over-allotment option to purchase an additional 4,005,000 shares.  A copy of the Company’s press release dated September 10, 2009 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

99.1         Press Release of National Penn Bancshares, Inc., dated September 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

	By:	/s/ GLENN E. MOYER
Name: Glenn E. Moyer
Title: President and CEO

Dated: September 10, 2009

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of National Penn Bancshares, Inc., dated September 10, 2009